As Filed With the Securities and Exchange Commission on August 25, 1998
                                                     Registration No. 333-51329
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       ON

                                    FORM S-8

                                       TO

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         MERCANTILE BANCORPORATION INC.
             (Exact name of registrant as specified in its charter)

           MISSOURI                                       43-0951744
 (State or other jurisdiction of incorporation        (I.R.S. Employer
               or organization)                       Identification No.)


                                  P.O. Box 524
                         St. Louis, Missouri 63166-0524
                    (Address of Principal Executive Offices)

              Firstbank of Illinois Co. Incentive Stock Option Plan
            Firstbank of Illinois Co. Incentive Stock Option Plan II
              Firstbank of Illinois Co. Directors Stock Option Plan
                            (Full title of the plans)

                              JON W. BILSTROM, ESQ.
                          General Counsel and Secretary
                         Mercantile Bancorporation Inc.
                                  P.O. Box 524
                         St. Louis, Missouri 63166-0524
                            Telephone: (314) 425-2525
            (Name, address and telephone number of agent for service)



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                                 CALCULATION OF REGISTRATION FEE
=========================-------------------------------------------------------
TITLE OF EACH CLASS OF  AMOUNT TO   PROPOSED       PROPOSED MAXIMUM   AMOUNT OF
SECURITIES TO BE        BE          MAXIMUM        AGGREGATE        REGISTRATION
REGISTERED              REGISTERED  OFFERING PRICE OFFERING PRICE       FEE
                                     PER UNIT
================================================================================
Common Stock, $0.01      857,220      N/A              N/A               (2)
   par value (1)
================================================================================

(1) Includes one attached Preferred Share Purchase Right per share.
(2) All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the Registrant's Form S-4 Registration Statement (333-51329) on March 3, 1998.

  This amendment shall become effective in accordance with the provisions of Rule 464 promulgated under the Securities Act of 1933.

      The undersigned registrant hereby files this post-effective amendment (the "Registration Statement") to register on Form S-8 an aggregate of 857,220 shares of Mercantile Bancorporation Inc. (the "Company" or the "Registrant") Common Stock, $0.01 par value (the "Company Common Stock"), and attached Preferred Share Purchase Rights of the Company, previously registered in a registration statement on Form S-4 (File No. 333-51329) incorporated herein by reference, for issuance pursuant to options granted under the Firstbank of Illinois Co. Incentive Stock Option Plan, the Firstbank of Illinois Co. Incentive Stock Option Plan II and the Firstbank of Illinois Co. Directors Stock Option Plan, pursuant to the terms and conditions of the Agreement and Plan of Reorganization, dated as of January 30, 1998, by and among the Company, Ameribanc, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Ameribanc"), and Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), pursuant to which Firstbank merged (the "Merger") with and into Ameribanc, with Ameribanc as the surviving corporation. The Merger was consummated on July 1, 1998.

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are incorporated herein by reference:

      (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A.

      (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

      (c) Registrant's Current Reports on Form 8-K dated January 10, 1998, January 30, 1998 and July 1, 1998.

      (d) The description of Registrant's Common Stock set forth in Item 1 of its Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

      (e) The description of Registrant's Preferred Share Purchase Rights set forth in Item 1 of the Company's Registration Statement on Form 8-A, dated May 27, 1998, and any amendment or report filed for the purpose of updating such description.

      Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Registration Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

      Where any document or part thereof is incorporated by reference in the Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 5.  Interests of Named Experts and Counsel.

      The legality of the shares of the Company Common Stock offered hereby has been passed upon for the Company by Jon W. Bilstrom, General Counsel and Secretary of the Company, who, as of August 21, 1998, beneficially owned less than 1% of the outstanding Company Common Stock.

Item 6.     Indemnification of Directors and Officers.

      Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

      Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

      Pursuant to directors' and officers' liability insurance policies, with total annual limits of $45,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

Item 8.     Exhibits.

      See Exhibit Index located on page 10 hereof.

Item 9.     Undertakings.

      A.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant

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pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                  SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement relating to the acquisition of Firstbank of Illinois Co. to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 21st day of August 1998.

                                    MERCANTILE  BANCORPORATION  INC.


                                    By:  /s/ Thomas H. Jacobsen
                                             Thomas H. Jacobsen
                                             Chairman of the Board, President
                                             and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on August 21, 1998, in the capacities indicated.



/s/ Thomas H. Jacobsen        Chairman of the Board,
Thomas H. Jacobsen            President and Chief Executive
Principal Executive Officer   Officer


/s/ John  W. McClure          Vice Chairman and
John W. McClure               Chief Financial Officer
Principal Financial Officer


/s/ Michael T. Normile        Senior Vice President - Finance
Michael T. Normile            and Control
Principal Accounting Officer

            *                 Director
Richard E. Beumer


            *                 Director
Harry M. Cornell, Jr.


                              Director
Dr. Henry Givens, Jr.


            *                 Director
William A. Hall


            *                 Director
Frank Lyon, Jr.


            *                 Director
Robert W. Murray


            *                 Director
Harvey Saligman


            *                 Director
Craig D. Schnuck


            *                 Director
Alvin J. Siteman


            *                 Director
Patrick T. Stokes

            *                 Director
John A. Wright

*By:  /s/ Thomas H. Jacobsen
Thomas H. Jacobsen, Attorney-in-fact

Thomas H. Jacobsen, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

                                  EXHIBIT INDEX

Exhibit No.                          Exhibit

4.1 Form of Indenture Regarding Subordinated Securities between Mercantile Bancorporation Inc. and The First National Bank of Chicago, Trustee (incorporated herein by reference to Exhibit 4.1 to Mercantile Bancorporation Inc.'s Current Report on Form 8-K, dated September 24, 1992).

4.2 Rights Agreement dated as of May 23, 1988, between Mercantile Bancorporation Inc. and Mercantile Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of Right Certificate) (incorporated herein by reference to Exhibits 1 and 2 to Mercantile Bancorporation Inc.'s Registration Statement No. 0-6045 on Form 8-A, dated May 24, 1988).

4.3 Form of Indenture Regarding Senior Debt Securities (incorporated herein by reference to Exhibit 4.1 to Mercantile Bancorporation Inc.'s Registration Statement on Form S-3 (No. 333-25775)).

4.4 Form of Indenture Regarding Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No. 333-25775)).

4.5 Indenture, dated February 4, 1997, First Supplemental Indenture, dated February 4, 1997, and Supplemental Indenture of First Supplemental Indenture, dated May 22, 1997, between Mercantile Bancorporation Inc., as issuer, and The Chase Manhattan Bank, as Indenture Trustee (incorporated herein by reference to Exhibits 4.5, 4.6 and 4.12, respectively, to Mercantile Bancorporation Inc.'s Registration Statement on Form S-4 (No. 333-25131)).

5.1 Opinion of Jon W. Bilstrom, Esq., General Counsel of Mercantile Bancorporation Inc.

23.1 Consent of Jon W. Bilstrom, Esq., General Counsel of Mercantile Bancorporation Inc., included in Exhibit 5.1 to this Registration Statement.

23.2          Consent of KPMG Peat Marwick LLP.*

24.1 Power of Attorney (included on the signature page to the Registration Statement as filed with the Commission on April 29,
              1998).

99.1 Firstbank of Illinois Co. Incentive Stock Option Plan (incorporated herein by reference to Exhibit A of Firstbank of Illinois Co.'s Preliminary Proxy Statement on Schedule 14-A filed on March 3, 1994).

99.2 Firstbank of Illinois Co. Incentive Stock Option Plan II (incorporated herein by reference to Appendix A of Firstbank of Illinois Co.'s Definitive Proxy Statement on Schedule 14-A filed on March 27, 1997).

99.3 Firstbank of Illinois Co. Directors Stock Option Plan (incorporated herein by reference to Appendix B of Firstbank of Illinois Co.'s Definitive Proxy Statement on Schedule 14-A filed on March 27, 1997).
--------------
*  Filed herewith.  All other exhibits were previously filed.

                                                                  Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Mercantile Bancorporation Inc.:

We consent to the incorporation on Form S-8 of Mercantile Bancorporation Inc. of our report dated January 21, 1998, with respect to the consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1997, 1996, and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the Form S-8 of Mercantile Bancorporation Inc. dated August 21, 1998.



                                                      /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
August 21, 1998